Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-285918 on Form S-3 of our report dated February 11, 2026, relating to the financial statements of Tucson Electric Power Company and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 11, 2026